Exhibit 99.1
IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

CLIFF HARTFIELD, Plaintiff, v. KUSHCO HOLDINGS, INC., NICHOLAS KOVACEVICH, ERIC BAUM, BARBARA GOODSTEIN, DONALD H. HUNTER, DALLAS IMBIMBO, AND PETER KADENS, Defendants.	Civil Action No. COMPLAINT FOR VIOLATIONS OF THE FEDERAL SECURITIES LAWS JURY TRIAL DEMANDED

Plaintiff Cliff Hartfield (“Plaintiff”) by and through his undersigned attorneys, brings this action on behalf of himself, and alleges the following based upon personal knowledge as to those allegations concerning Plaintiff and, as to all other matters, upon the investigation of counsel, which includes, without limitation: (a) review and analysis of public filings made by KushCo Holdings, Inc. (“KushCo” or the “Company”) and other related parties and non-parties with the United States Securities and Exchange Commission (“SEC”); (b) review and analysis of press releases and other publications disseminated by certain of the Defendants (defined below) and other related non-parties; (c) review of news articles, shareholder communications, and postings on the Company’s website concerning the Company’s public statements; and (d) review of other publicly available information concerning KushCo and the Defendants.
SUMMARY OF THE ACTION
1.    This is an action brought by Plaintiff against KushCo and the Company’s Board of Directors (the “Board” or the “Individual Defendants”) for their violations of Section 14(a) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule

14a-9, 17 C.F.R. 240.14a-9, in connection with the proposed merger between KushCo and Greenlane Holdings, Inc. (“Greenlane”) (the “Proposed Transaction”).
2.    On March 31, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Greenland. Pursuant to the terms of the Merger Agreement the Company shareholders will receive approximately 0.2546 shares of Greenlane Class A common stock for each share of Kushco common stock owned (the “Merger consideration”).
3.    On July 2, 2021, in order to convince the Company’s shareholders to vote in favor of the Proposed Transaction, the Board authorized the filing of a materially incomplete and misleading Definitive proxy statement with the SEC on (the “Proxy Statement”), in violation of Sections 14(a) and 20(a) of the Exchange Act.
4.    For these reasons, and as set forth in detail herein, Plaintiff asserts claims against KushCo and the Board for violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9. Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction unless and until the material information discussed below is disclosed to KushCo shareholders before the vote on the Proposed Transaction or, in the event the Proposed Transaction is consummated, recover damages resulting from the Defendants’ violations of the Exchange Act.
JURISDICTION AND VENUE
5.    This Court has subject matter jurisdiction over all claims asserted herein pursuant to Section 27 of the Exchange Act, 15 U.S.C § 78aa, and 28 U.S.C. § 1331, as Plaintiff alleges violations of Sections 14(a) and 20(a) of the Exchange Act.
6.    This Court has personal jurisdiction over all of the Defendants because each is either a corporation that conducts business in, solicits shareholders in, and/or maintains operations within, this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice.
7.    Venue is proper under 28 U.S.C. § 1391 because a substantial portion of the transactions and wrongs complained of herein occurred in this District.
THE PARTIES
8.    Plaintiff is, and has been at all times relevant hereto, the owner of KushCo shares.
9.    Defendant KushCo is incorporated under the laws of Nevada and has its principal executive offices located at 6261 Katella Ave Suite 250, Cypress, California, 90630. The Company’s common stock trades on the OTCQX under the symbol “KSHB.”
10.    Defendant Nicholas Kovacevich (“Kovacevich”) is and has been the Chairman of the Board and Chief Executive Officer (“CEO”) of KushCo at all times during the relevant time period.
11.    Defendant Eric Baum (“Baum”) is and has been a KushCo director at all times during the relevant time period.
12.    Defendant Barbara Goodstein (“Goodstein”) is and has been a KushCo director at all times during the relevant time period.
13.    Defendant Donald H. Hunter (“Hunter”) is and has been a KushCo director at all times during the relevant time period.
14.    Defendant Dallas Imbimbo (“Imbimbo”) is and has been a KushCo director at all times during the relevant time period.

15.    Defendant Peter Kadens (“Kadens”) is and has been a KushCo director at all times during the relevant time period.
16.    Defendants Baum, Goodstein, Hunter, Imbimbo, and Kadens are collectively referred to herein as the “Individual Defendants.”
17.    The Individual Defendants, along with Defendant KushCo, are collectively referred to herein as “Defendants.”
SUBSTANTIVE ALLEGATIONS
Background of the Company
18.    KushCo is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo’s subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state-operators (MSOs), licensed producers (LPs), and brands. Founded in 2010, KushCo has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.
The Company Announces the Proposed Transaction
19.    On March 31, 2021, the Company jointly issued a press release announcing the Proposed Transaction. The press release stated in part:
BOCA RATON, Fla. and CYPRESS, Calif., March 31, 2021 (GLOBE NEWSWIRE) -- Greenlane Holdings, Inc. (“Greenlane”) (NASDAQ: GNLN) and KushCo Holdings, Inc. (‘‘KushCo’’) (OTCQX: KSHB) today announced that they have entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which KushCo will become a wholly owned subsidiary of Greenlane (the “Transaction”).
Proposed Transaction

Under the terms of the Merger Agreement, KushCo’s stockholders will receive approximately 0.2546 shares of Greenlane Class A common stock for each share of KushCo common stock (the “Base Exchange Ratio”), subject to adjustment as described below. The Base Exchange Ratio is expected to result in KushCo stockholders owning approximately 49.9% of the combined company’s common stock and Greenlane stockholders owning approximately 50.1% of the combined company’s common stock. The Base Exchange Ratio represents a 6.3% premium to KushCo’s 20-day volume weighted average closing price ending on March 30, 2021.
The Merger Agreement permits Greenlane to continue to pursue opportunistic and strategic priorities prior to the closing of the Transaction, including engaging in certain contemplated acquisitions and capital raising transactions. If Greenlane issues additional securities prior to the closing of the Transaction in connection with any acquisitions or capital raising transactions, the Exchange Ratio will be adjusted such that Greenlane’s existing stockholders maintain an aggregate interest of at least 50.1%, and not more than 51.9%, in the combined company.
Existing Greenlane stockholders will continue to hold their existing shares of Greenlane common stock; however, in connection with the Transaction, shares of Greenlane Class C common stock will be converted into shares of Greenlane Class B common stock on a 3-to-1 basis. Thereafter, there will be no shares of Greenlane Class C common stock authorized or outstanding, which will have the effect of retiring the enhanced voting rights of Greenlane’s majority stockholder.
The Transaction is intended to be tax free to KushCo, Greenlane and their respective shareholders for United States federal income tax purposes.
The Transaction has been unanimously approved by the boards of directors for both Greenlane and KushCo, and a special independent committee consisting entirely of Greenlane’s independent and disinterested directors (the “Special Committee”), which was appointed by the Greenlane board of directors. The boards of directors of Greenlane and KushCo have unanimously recommended that stockholders approve the Transaction.
Strategic Rationale and Financial Benefits
•Establishes the leading ancillary cannabis company delivering more value to customers across the supply chain: The combined company will serve a premier group of customers, which includes many of the leading multi-state- operators and licensed producers, the majority of the top smoke shops in the United States, and millions of consumers.
•Optimized platform with significant potential synergies: The Transaction is expected to generate approximately $15 million to 20 million of annual run- rate cost synergies within 24 months from the closing of the Transaction.

These synergies are expected to result from the economies of scale that will be realized following the Transaction, an optimized nationwide distribution network, and reduced operating expenses.
•Strengthens best-in-class proprietary owned brands and exclusive third- party brand offerings: As the leading supplier of premier consumer brands and products, the combined company will have a diversified and highly complementary customer product offering, including: consumption devices, vaporizers and accessories; supplies and child-resistant packaging; papers and wraps; and complementary solvents and natural products. In addition, the combined company will offer curated proprietary owned brands, including packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, Eyce specialty silicone smoking products, and Higher Standards, which offers both an upscale product line as well as an innovative retail experience with flagship stores located in Chelsea Market, New York and Malibu, California. The combined company will also have third-party brand partnerships with a sizable portion of the industry’s leading consumer brands. The combined company’s product and service offerings are expected to deliver more value and greater choice to customers around the world.
•Potential for robust organic growth through cross-selling opportunities: The combined company will have the wide-ranging breadth of products and services needed to support the entire global cannabis industry. Greenlane’s and KushCo’s highly diverse complementary customer bases create strong opportunities for organic growth and are expected to deliver significant customer value through the introduction of Greenlane’s owned brand products and exclusive third-party brands to KushCo customers, including top multi- state operators and licensed producers. Additionally, the C-CELL suite of products, currently sold exclusively by KushCo and other distributors in the United States, will become available to Greenlane’s large B2B and B2C customer base.
•Unique ability to drive industry innovation and premier product design and development: As pioneers in the industry, both companies have established successful track records of furthering product innovation and partnering with trailblazing brands through all stages of the product lifecycle. With over 200 articles of Intellectual Property, the combined company will cultivate a strong innovation pipeline across a broad category of product offerings and will be supported by an industry-leading and experienced product development and design team. As the industry evolves, the combined company will continue to leverage the deep relationships both companies have collectively developed with customers to enhance value for them as they grow, and ultimately provide the robust and innovative product lines their consumers are seeking.

•Enhanced financial position and capital markets profile: The combined company is expected to have pro forma revenue of over $250 million for the year ended December 31, 2020, and a pro forma market capitalization in excess of $350 million based on the respective share prices of Greenlane and KushCo as of market close on March 30, 2021. Following completion of the Transaction, the combined company is expected to generate pro forma revenue of between $310 million and $330 million for the year ended December 31, 2021 and will have a strong platform for accelerated organic growth that should be well-positioned to capitalize on attractive market opportunities as the industry continues to grow and evolve.
•Experienced industry leaders: The Transaction will bring together two of the pioneering cannabis ancillary product and services companies, with a combined 25 plus years of operating history. The expected post-Transaction management team has a combined several decades of proven growth strategy execution as well as significant CPG tenure to establish one of the most experienced teams in the ancillary cannabis industry. With this industry expertise, the management team intends to focus on driving stockholder value by executing on profitable growth opportunities and realizing the significant potential cost synergies.
Upon completion of the Transaction, KushCo’s Co-Founder, current Chairman and Chief Executive Officer, Nick Kovacevich, will lead the combined company as Chief Executive Officer, and an Independent Chairman of the Board will be appointed at a later date. Greenlane’s Bill Mote will serve as Chief Financial Officer, with Greenlane Co-founder Aaron LoCascio serving as President and Greenlane Co-founder Adam Schoenfeld serving as Chief Strategy Officer. The board of directors of the combined company will consist of seven members, four of whom are current Greenlane directors, including Aaron LoCascio, and Adam Schoenfeld, three of whom are current KushCo directors, including Nick Kovacevich. Greenlane and KushCo are confident that the leadership team and proposed board of directors of the combined company will provide a strong foundation for the combined company to accelerate growth and profitability. Additional senior leadership positions at the combined company will be named at a later date. The combined company will be headquartered in Boca Raton, Florida with a significant footprint in Southern California.
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Additional Transaction Details
The completion of the Transaction is subject to applicable regulatory approvals, including by Nasdaq, in addition to certain customary closing conditions, as well as approval by holders of a majority of the shares held by the existing Greenlane stockholders, other than Jacoby & Co. LLC and its affiliates and the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, at a special meeting of stockholders expected to take place in the late second quarter or early third quarter of 2021. The Transaction is also subject to approval by a majority of KushCo shareholders.
The majority stockholder of Greenlane, which is an affiliate of two directors of Greenlane, has entered into a support agreement with Greenlane and KushCo, pursuant to which it has agreed to support and vote 100% of its voting power in favor of certain actions required to consummate the Transaction.
Certain directors and stockholders of KushCo, which collectively own approximately 12.5% of the shares of KushCo’s common stock, have entered into support agreements with Greenlane, pursuant to which they have agreed to support and vote in favor of the Transaction.
Management of Greenlane and KushCo expects the Transaction to close in the late second quarter or early third quarter of 2021, subject to the satisfaction or waiver of all conditions in the agreement, including the receipt of all necessary approvals.
Advisors
Canaccord Genuity Corp. is acting as financial advisor to the Special Committee of Greenlane’s board of directors. Potter Anderson & Corroon LLP is acting as legal counsel to the Special Committee. Cowen is acting as financial advisor to Greenlane, and Morrison & Foerster LLP is acting as its legal counsel. Jefferies LLC is acting as exclusive financial advisor to KushCo and Reed Smith LLP is acting as its legal counsel.
FALSE AND MISLEADING STATEMENTS
AND/OR MATERIAL OMISSIONS IN THE PROXY STATEMENT
20.    On July 2, 2021, the Company authorized the filing of the Proxy Statement with the SEC. The Proxy Statement recommends that the Company’s shareholders vote in favor of the Proposed Transaction.
21.    Defendants were obligated to carefully review the Proxy Statement prior to its filing with the SEC and dissemination to the Company’s shareholders to ensure that it did not contain any material misrepresentations or omissions. However, the Proxy Statement misrepresents and/or omits material information that is necessary for the Company’s shareholders to make informed decisions regarding whether to vote in favor of the Proposed Transaction, in violation of Sections 14(a) and 20(a) of the Exchange Act.
Material False and Misleading Statements or Material Misrepresentations or Omissions Regarding the Financial Projections
22.    The Proxy Statement contains projections prepared by the Company’s and Greenlane’s management concerning the Proposed Transaction, but fails to provide material information concerning such.
23.    The SEC has repeatedly emphasized that disclosure of non-GAAP projections can be inherently misleading, and has therefore heightened its scrutiny of the use of such projections.1 Indeed, on May 17, 2016, the SEC’s Division of Corporation Finance released new and updated Compliance and Disclosure Interpretations (“C&DIs”) on the use of non-GAAP financial measures that demonstrate the SEC’s tightening policy.2 One of the new C&DIs regarding forward-looking information, such as financial projections, explicitly requires companies to provide any reconciling metrics that are available without unreasonable efforts.
24.    In order to make management’s projections included in the Proxy Statement materially complete and not misleading, Defendants must provide a reconciliation table of the non-GAAP measures to the most comparable GAAP measures.
1 See, e.g., Nicolas Grabar and Sandra Flow, Non-GAAP Financial Measures: The SEC’s Evolving Views, Harvard Law School Forum on Corporate Governance and Financial Regulation (June 24, 2016), available at https://corpgov.law.harvard.edu/2016/06/24/non-gaap- financial-measuresthesecs evolving-views/; Gretchen Morgenson, Fantasy Math Is Helping Companies Spin Losses Into Profits, N.Y. Times, Apr. 22, 2016, available at http://www.nytimes.com/2016/04/24/business/fantasy-mathis-helping-companies-spin-ossesinto- profits.html?_r=0.
2 Non-GAAP Financial Measures, Compliance & Disclosure Interpretations, U.S. SECURITIES AND EXCHANGE COMMISSION (May 17, 2017), available at https://www.sec.gov/divisions/corpfin/guidance/nongaapinterp.htm.

25.    Specifically, with respect to the Company’s projections, the Company must disclose the line item projections for the financial metrics that were used to calculate the non- GAAP measures, including: (i) Revenue; (ii) Adjusted EBITDA, (iii) Net Operating Profit After Tax; and (iv) Unlevered Free Cash Flow.
26.    Specifically, with respect to Greenlane’s projections, Greenlane must disclose the line item projections for the financial metrics that were used to calculate the non-GAAP measures, including: (i) Net Revenue; (ii) Adjusted EBITDA; (iii) Unlevered Net Income; and (iv) Unlevered Free Cash Flow.
27.    Disclosure of the above information is vital to provide investors with the complete mix of information necessary to make an informed decision when voting on the Proposed Transaction. Specifically, the above information would provide shareholders with a better understanding of the analyses performed by the Company’s financial advisor in support of its opinion.
Material False and Misleading Statements or
Material Misrepresentations or Omissions Regarding Jefferies’ Financial Opinion
28.    The Proxy Statement contains the financial analyses and opinion Jefferies LLC (“Jefferies”) concerning the Proposed Transaction, but fails to provide material information concerning such.
29.    With respect to Jefferies’ Selected Public Companies Analyses of KushCo and Greenlane, the Proxy Statement fails to disclose the individual multiples and metrics for each company observed.
30.    With respect to Jefferies’ Discounted Cash Flow Analyses for the Company and Greenlane, the Proxy Statement fails to disclose: (i) all line items underlying the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the second half of the calendar year ending December 31, 2021 through the full calendar year ending December 31, 2025, based on estimates by KushCo’s and Greenlane’s respective managements; (ii) KushCo’s and Greenlane’s respective net operating loss carryforwards; (iii) the terminal values for KushCo and Greenlane; (iv) the individual inputs and assumptions underlying the multiples and discount rate ranges and (v) the impact of the Tax Receivable Agreement.
31.    When a banker’s endorsement of the fairness of a transaction is touted to shareholders, the valuation methods used to arrive at that opinion as well as the key inputs and range of ultimate values generated by those analyses must also be fairly disclosed. Moreover, the disclosure of projected financial information is material because it provides shareholders with a basis to project the future financial performance of a company and allows shareholders to better understand the financial analyses performed by the Company’s financial advisor in support of its fairness opinion.
Material False and Misleading Statements or Material
Misrepresentations or Omissions Regarding the Background of the Transaction
32.    The Proxy Statement omits material information regarding the background of the Proposed Transaction. Specifically, the Proxy Statements omits material information regarding potential conflicts of interest with Jefferies.
33.    The Proxy Statement provides that “Jefferies [] may be entitled to an additional fee of $250,000 payable, at the sole discretion of KushCo, upon consummation of the Mergers.” However, the Proxy Statement fails to disclose the circumstances under which Jefferies may receive this fee, as well as whether the Company intends to pay Jefferies such a fee.
34.    Without the above described information, the Company’s shareholders are unable to cast a fully informed vote on the Proposed Transactions. Accordingly, in order to provide shareholders with a complete mix of information, the omitted information described above should be disclosed.
COUNT I
(Against All Defendants for Violations of Section 14(a)
of the Exchange Act and Rule 14a-9 Promulgated Thereunder)
35.    Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.
36.    Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1).
37.    Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Act, provides that communications with stockholders in a recommendation statement shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9.
38.    Defendants have issued the Proxy Statement with the intention of soliciting shareholders support for the Proposed Transaction. Each of the Defendants reviewed and authorized the dissemination of the Proxy Statement, which fails to provide critical information regarding, among other things, the financial projections for the Company.

39.    In so doing, Defendants made untrue statements of fact and/or omitted material facts necessary to make the statements made not misleading. Each of the Defendants, by virtue of their roles as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). The Defendants were therefore negligent, as they had reasonable grounds to believe material facts existed that were misstated or omitted from the Proxy Statement, but nonetheless failed to obtain and disclose such information to shareholders although they could have done so without extraordinary effort.
40.    The Defendants knew or were negligent in not knowing that the Proxy Statement is materially misleading and omits material facts that are necessary to render it not misleading. The Defendants undoubtedly reviewed and relied upon the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction.
41.    The Defendants knew or were negligent in not knowing that the material information identified above has been omitted from the Proxy Statement, rendering the sections of the Proxy Statement identified above to be materially incomplete and misleading. Indeed, the Defendants were required to be particularly attentive to the procedures followed in preparing the Proxy Statement and review it carefully before it was disseminated, to corroborate that there are no material misstatements or omissions.
42.    The Defendants were, at the very least, negligent in preparing and reviewing the Proxy Statement. The preparation of a Proxy Statement by corporate insiders containing materially false or misleading statements or omitting a material fact constitutes negligence. The Defendants were negligent in choosing to omit material information from the Proxy Statement or failing to notice the material omissions in the Proxy Statement upon reviewing it, which they were required to do carefully as the Company’s directors. Indeed, the Defendants were intricately involved in the process leading up to the signing of the Merger Agreement and the preparation of the Company’s financial projections.
43.    The misrepresentations and omissions in the Proxy Statement are material to Plaintiff, who will be deprived of his right to cast an informed vote if such misrepresentations and omissions are not corrected prior to the vote on the Proposed Transaction.
44.    Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.
COUNT II
(Against the Individual Defendants for
Violations of Section 20(a) of the Exchange Act)
45.    Plaintiff incorporates each and every allegation set forth above as if fully set forth herein.
46.    The Individual Defendants acted as controlling persons of KushCo within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of KushCo, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Proxy Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are materially incomplete and misleading.
47.    Each of the Individual Defendants was provided with, or had unlimited access to, copies of the Proxy Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.
48.    In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The Proxy Statement at issue contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were thus directly involved in preparing this document.
49.    In addition, as set forth in the Proxy Statement sets forth at length and described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Proxy Statement purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions.
50.    By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act.
51.    As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9 by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed.
52.    Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict.

PRAYER FOR RELIEF
WHEREFORE, Plaintiff prays for judgment and relief as follows:
A.    Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction;
B.    Directing the Individual Defendants to disseminate an Amendment to the Proxy Statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading;
C.    Directing Defendants to account to Plaintiff for all damages sustained because of the wrongs complained of herein;
D.    Awarding Plaintiff the costs of this action, including reasonable allowance for Plaintiff’s attorneys’ and experts’ fees; and
E.    Granting such other and further relief as this Court may deem just and proper.
JURY DEMAND
Plaintiff demands a trial by jury on all issues so triable.

Dated: August 13, 2021	Respectfully submitted, By: /s/ Joshua M. Lifshitz

Joshua M. Lifshitz
Email: jml@jlclasslaw.com
LIFSHITZ LAW FIRM, P.C. 1190 Broadway,
Hewlett, New York 11557
Telephone: (516) 493-9780
Facsimile: (516) 280-7376
Attorneys for Plaintiff